Exhibit 10.3

Industrial and Mineral Products Purchase Agreement

Supplier: Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd.

Buyer: Pingxiang Fangda Steel Ltd.

Signed date: 2015-01-07

Product: Metallurgical coke

Total amount: RMB 283,200,000

Duration of the contract: 2014-09-22 to 2014-12-31

Terms:

The Supplier will deliver and coordinate quantity and deliver time with the Buyer, any price change will be based on the Buyer’s notice;

before any delivery, the Supplier will provide location, vehicle number, product types and estimated quantity with its name on the invoice;

the Supplier will be responsible for any injury/death of the delivery person caused by any accident during delivery;

the Buyer will inspect the delivered by sampling, calculating, examining and testing; during the inspection, the Buyer has the right to ask for unloading of the products; the Supplier shall respond to any quality issues from the Buyer based on the inspection within seven days to request a second inspection; failure of responding within 7 days shall be treated as the acceptance of the issues by the Supplier; any conducted re-inspection by the Buyer or by the mutually- agreed- upon third party shall be the final result;

delivery shall be by rail transport or road/highway transport; the Supplier shall bear the transportation fee; VAT (added value tax) specified invoice and VAT invoice shall be used for (added value tax) rail transportation; VAT invoice shall be used for road/highway transport;

the balance shall be settled upon the inspection; the payment will be made the following month after the VAT invoice from the Buyer enters into the Supplier’s account;

the Supplier shall bear any cost related to unqualified goods;

the Buyer has the right to terminate the contract if the Supplier fails to deliver timely two times in a row;

communications related to the contract covered terms shall be conducted via fax, email or post office service;

any dispute between the two parties during the performance of the contract can be brought to a local court.